Exhibit 24

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of CytoDyn Inc. desire to authorize Nader Z. Pourhassan and Michael D. Mulholland to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Annual Report on Form 10-K for the year ended May 31, 2020, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nader Z. Pourhassan and Michael D. Mulholland, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant’s Annual Report on Form 10-K for the year ended May 31, 2020, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of August 14, 2020.

Signatures	Title

/s/ Scott A. Kelly, M.D.	Director, Chairman
Scott A. Kelly, M.D.

/s/ Jordan G. Naydenov	Director
Jordan G. Naydenov

/s/ Samir R. Patel, M.D.	Director
Samir R. Patel, M.D.

/s/ Alan P. Timmins	Director
Alan P. Timmins

/s/ David F. Welch, Ph.D.	Director
David F. Welch, Ph.D.

/s/ Nader Z. Pourhassan, Ph.D.	Director, President and Chief Executive Officer
Nader Z. Pourhassan, Ph.D.	(Principal Executive Officer)

/s/ Michael D. Mulholland	Chief Financial Officer and Treasurer
Michael D. Mulholland	(Principal Financial Officer and Principal Accounting Officer)